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                                       Gehl Company          Tel:  262/334-9461
                                       143 Water Street      Fax:  262/334-6603
CONTACT:                               P.O. Box 179          http://www.gehl.com
Kenneth Hahn (investors)               West Bend, WI 53095-0179
Vice President, Finance & Treasurer    USA
262-334-6632
                                       News Release
Drew Brown/Andrew Cole (media)
Citigate Sard Verbinnen
212-687-8080


                         GEHL COMPANY BOARD OF DIRECTORS
                       CONCLUDES STRATEGIC REVIEW PROCESS

       Unanimously Determines That Executing the Company's Strategic Plan
                     Will Create Most Value For Shareholders

                Company to Restructure to Increase Profitability,
                Including Extensive Manufacturing Rationalization

        Company Announces Open Market Repurchase of up to 500,000 Shares

                 -----------------------------------------------

      WEST BEND, WI, September 27, 2001 - Gehl Company (Nasdaq: GEHL), a manufacturer of compact construction and agricultural equipment, today announced that after a thorough review of a full range of strategic alternatives to maximize shareholder value, the Board of Directors has unanimously decided to conclude the strategic review process. In light of current economic conditions and the inadequate and conditional nature of the proposals received for the Company, the Board determined that a sale of the Company at the present time is not in the best interests of the shareholders and has directed management to continue to execute the Company's previously announced strategic plan. To increase the Company's long-term profitability and enhance value for shareholders, the Board also approved plans to streamline operations and commence a significant share repurchase program.

      "After thoroughly reviewing all potential alternatives, with the assistance of our financial advisors, Robert W. Baird & Co, including acquisitions, strategic alliances, divestitures, a leveraged buyout, recapitalization and a sale of the Company, the Board unanimously concluded that it is in the best interests of all shareholders to continue to execute the long-term strategic plan outlined by the Company in February 2001," said William
D. Gehl, Chairman, President and Chief Executive Officer. "With the Company's established track record, strong array of products, and effective cross-selling distribution channels, the Board strongly believes that Gehl can execute its business plan and deliver value to customers and shareholders both in today's challenging market and over the longer-term."

      Commenting on the Board's review of acquisition offers received by the Company during the process, Mr. Gehl said, "We conducted an open and fair process, considering carefully each of the acquisition offers received for the Company, including a proposal from CIC Equity Partners, Ltd. and Newcastle Partners, L.P. The Board unanimously concluded that all of the offers were either not at adequate price levels or highly conditional, or both. Given the current state of the economy and the resulting uncertainty, it is clear that a sale of the Company now would not be in the best interests of our shareholders."

      Commenting specifically on CIC/Newcastle's proposal, Mr. Gehl said, "Although CIC/Newcastle was given the same opportunity as other bidders in the process, their proposed price had been rejected previously by the Board. Further, the group did not have committed financing in place to complete a possible transaction. The actions of the CIC/Newcastle group during the process confirmed our belief that the group was never a serious buyer, but was only interested in provoking a change-of-control transaction as a means of advancing its own short-term interests."

      Mr. Gehl continued, "We operate in cyclical industries and the timing of the process relative to the economic cycle, particularly in light of recent events and uncertainty in the global economy, did not, in the Board's judgment, work in the Company's favor. Although some of our shareholders clearly believed that undertaking a strategic review process was appropriate at the time, a belief the Board took seriously and acted upon, the process was, in the Board's view, affected by current and expected future economic conditions, such that continuing to execute the Company's strategic plan clearly represents the best alternative for our shareholders. The macro-economic climate and financial markets are not conducive to receiving appropriate strategic valuations for the business from potential acquirors."

      Consistent with its fiduciary obligations, the Gehl Board will continue to evaluate the Company's strategic alternatives from time to time as appropriate.

Plant Rationalization Initiatives
---------------------------------

      The Company also announced that the Board adopted several major plant rationalization initiatives to bolster the Company's profitability by streamlining operations. Under these initiatives, Gehl will close its manufacturing facility in Lebanon, Pennsylvania and transfer production to other locations. Gehl will also transfer the manufacturing of its Mustang line of skid steer loaders from its existing facility in Owatonna, Minnesota to its recently expanded skid steer facility in Madison, South Dakota. Mustang sales and marketing personnel will remain headquartered in Owatonna as will a transitionary engineering group.

      The manufacturing consolidations are expected to commence immediately and be substantially completed in 2002. The streamlining of the manufacturing operations will result in a net workforce reduction of approximately 10%, or 100 employees. These actions are expected to produce pre-tax cost savings of approximately $1.0 to $1.2 million in 2002 and at least $4.0 to $4.5 million in 2003 and each year thereafter. As a result of these initiatives, the Company anticipates that it will ultimately incur approximately $5.5 million to $6.5 million of total, pre-tax restructuring costs, of which approximately $4.2 million to $4.7 million is expected to be incurred during the remainder of 2001.

      Commenting on the rationalization initiatives, Mr. Gehl said "The deepening global economic slowdown continues to affect the construction equipment market, necessitating decisive steps to ensure the long-term strength of the Company. These near-term decisions on streamlining the business, while difficult to make, will contribute significantly to the Company's long-term growth prospects."

Repurchase Program
------------------

      The Company also announced that its Board of Directors has authorized the repurchase from time to time of up to 500,000 shares (or approximately 9%) of the Company's common stock currently outstanding. The repurchases may occur in the open market or through privately negotiated transactions. The timing and amount of the repurchases will be at the Company's discretion and will be based on market conditions and other corporate considerations. Any repurchases will be funded with available cash from operations and through borrowings under the Company's existing credit facility.

About Gehl Company
------------------

      Gehl Company (Nasdaq: GEHL) is a leading manufacturer of equipment used worldwide in construction and agricultural markets. Founded in 1859, Gehl is headquartered in West Bend, WI, with manufacturing facilities in West Bend, WI; Lebanon, PA; Madison and Yankton, SD; and Owatonna, MN. The Company markets its products under the Gehl(R) and Mustang(R) brand names. Mustang product information is available at www.mustangmfg.com. Information regarding the Company's attachments business, CE Attachments, is available at www.ceattach.com. Gehl Company information is available at www.gehl.com or contact: Gehl Company, 143 Water Street, West Bend, WI 53095 (telephone:
262-334-9461).

Forward Looking Statements
--------------------------

      Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding the review of the Company's strategic alternatives and the cost of and cost-savings associated with the Company's rationalization initiatives, are forward-looking statements. These forwarding-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond the Company's control, that could cause actual results to differ materially from those anticipated as of the date of this press release. Factors that could cause such a variance include, but are not limited to, unanticipated changes in general economic and capital market conditions, the Company's ability to implement successfully its strategic initiatives and plant rationalization actions, market acceptance of newly introduced products, the cyclical nature of the Company's business, the Company's and its customers' access to credit, competitive pricing, product initiatives and other actions taken by competitors, disruptions in production capacity, excess inventory levels, the effect of changes in laws and regulations (including government subsidies and international trade regulations), technological difficulties, changes in currency exchange rates, changes in environmental laws, and employee and labor relations. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are only made as of the date of this release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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